EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information constituting the Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (the "Registration Statement") of Global/International Fund, Inc. comprised of Scudder Emerging Markets Income Fund, Global Discovery Fund, Scudder Global Bond Fund, and Scudder International Bond Fund, of our reports dated December 16, 1999, December 10, 1999, December 17, 1999, and, December 20, 1999, respectively, on the financial statements and financial highlights appearing in the December 31, 1999 Annual Reports to the Shareholders of Scudder Emerging Markets Income Fund, Global Discovery Fund, Scudder Global Bond Fund, and Scudder International Bond Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectuses and "Experts" in the Statements of Additional Information.


                                        /s/PricewaterhouseCoopers LLP




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000